SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2017

CITIZENS COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 29, 2017, Citizens Community Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K under this Item 5.07 to report the results of its Annual Meeting of Stockholders held on March 28, 2017. The Company is filing this amendment to that Form 8-K to disclose the Company’s decision in light of the vote at the Annual Meeting regarding how frequently the Company will include a stockholder advisory (non-binding) vote on the executive compensation of the Company’s named executive officers.

In accordance with the stockholder voting results, in which every “One Year” received the highest number of votes cast on the frequency proposal, the Company’s Board of Directors has determined that future stockholder advisory (non-binding) votes on executive compensation will occur every year. Accordingly, the next stockholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2018 Annual Meeting of Stockholders. The next required stockholder advisory (non-binding) vote regarding the frequency interval will be held in six years at the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Community Bancorp, Inc. (Registrant)

Date: May 26, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg, Chief Financial Officer